Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statement of income and explanatory notes combines data from the historical consolidated statements of income of United Financial Bancorp, Inc., a Connecticut corporation formerly known as Rockville Financial, Inc. (“United Financial Bancorp, Inc.”), and United Financial Bancorp, Inc., a Maryland corporation (“Legacy United Bancorp”), giving effect to the merger of United Financial Bancorp, Inc. and Legacy United Bancorp under the acquisition method of accounting with United Financial Bancorp, Inc. treated as the acquirer.

The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2014 combines data from the historical consolidated statement of net income of United Financial Bancorp, Inc. for the three months ended March 31, 2014 and the historical statement of net income of Legacy United Bancorp for the three months ended March 31, 2014, giving effect to the merger as if it had occurred on January 1, 2014.

The unaudited pro forma condensed combined statement of income is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented, nor are they necessarily indicative of future results of the combined company following the consummation of the merger. The unaudited pro forma condensed combined statement of income also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined statement of income should be read together with:

•	The accompanying notes to the unaudited pro forma condensed combined statement of income;

•	United Financial Bancorp, Inc.’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014 included in United Financial Bancorp, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014;

•	United Financial Bancorp, Inc.’s separate audited historical consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2013 included in United Financial Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Legacy United Bancorp’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014 included as Exhibit 99.2 to this Current Report on Form 8-K; and

•	Legacy United Bancorp’s separate audited historical consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2013 included as Exhibit 99.1 to this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Statement of Income

for the Three Months Ended March 31, 2014

(Dollars in thousands, except share data)	United Financial Bancorp, Inc.	Legacy United Bancorp	Pro Forma Merger Adjustments		Pro Forma Combined

INTEREST AND DIVIDEND INCOME:
Total interest and dividend income	$19,702	$22,842	$3,795	(A)	$46,339

INTEREST EXPENSE:
Total interest expense	2,794	3,490	(2,247	)(B)	4,037

Net interest income	16,908	19,352	6,042		42,302

PROVISION FOR LOAN LOSSES	450	600	–		1,050

Net interest income after provision for loan losses	16,458	18,752	6,042		41,252

NON-INTEREST INCOME:
Total non-interest income	3,209	2,777	–		5,986

NON-INTEREST EXPENSE:
Total non-interest expense	18,257	15,514	489	(C )	34,260

INCOME BEFORE INCOME TAXES	1,410	6,015	5,553		12,978

PROVISION FOR INCOME TAXES	463	1,813	1,944	(D)	4,220

NET INCOME	$947	$4,202	$3,609		$8,758

Per common share
Earnings—basic	$0.04	$0.21			$0.17
Earnings—diluted	$0.04	$0.21			$0.17
Dividends declared	$0.10	$0.11
Weighted-average common shares
Basic	25,265,190	19,797,596			51,971,591
Diluted	25,681,048	20,099,803			52,387,449

Notes to Unaudited Pro Forma Condensed Combined Statement of Income

Note 1—Basis of Presentation

The unaudited pro forma condensed combined statement of income has been prepared using the acquisition method of accounting giving effect to the merger involving United Financial Bancorp, Inc. and Legacy United Bancorp, with United Financial Bancorp, Inc. as the acquirer. The unaudited pro forma condensed combined statement of income is presented for illustrative purposes only and is not necessarily indicative of the financial position had the merger been consummated at January 1, 2014, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The merger was completed on April 30, 2014. The merger consideration included the issuance of 26.7 million common shares, or $356.4 million in equity consideration.

Note 2—Estimated Merger and Integration Costs

In connection with the merger, the plan to integrate United Financial Bancorp, Inc.’s and Legacy United Bancorp’s operations is on-going and the specific details of these plans continue to be refined. United Financial Bancorp, Inc. and Legacy United Bancorp assessed the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they could take advantage of redundancies or where it was beneficial or necessary to convert to one system. Certain decisions arising from these assessments have and still may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts between United Financial Bancorp, Inc. or Legacy United Bancorp and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment. United Financial Bancorp, Inc. expects to incur merger-related expenses, including system conversion costs, employee retention and severance agreements, communications to customers, and certain other expenses. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimate the merger-related costs to be approximately $39.8 million and expect they will be incurred primarily in fiscal year 2014, of which $1.8 million was incurred during the three months ended March 31, 2014 and are reflected in the accompanying pro forma financial information.

Note 3—Estimated Annual Cost Savings

United Financial Bancorp, Inc. expects to realize approximately $17.6 million in annual pre-tax cost savings following the merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the accompanying pro forma financial information.

Note 4—Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. The statutory tax rate of 35% was used to arrive at the income tax provision adjustment.

Statement of Income

(In thousands)

		Three Months Ended March 31, 2014

(A)	Adjustment to loan interest income
	To reflect the amortization of loan discount from interest rate fair value mark adjustment and the credit mark adjustment. Amortization based on estimated weighted average life of 5.1 years.	$3,795

(B)	Adjustment to deposit and borrowings interest expense
	To reflect amortization of deposit premium resulting from the time deposit fair value adjustment. Amortization based on deposit maturity dates, which mature at different times over 4.7 years.	$(1,647)

	To reflect amortization of borrowing premium resulting from borrowing fair value adjustment for Federal Home Loan Bank advances, subordinated debentures and capital lease obligations. Amortization based on maturity dates, which mature at different times over a period of 9.4 years.	(600)

	Total adjustment to deposit and borrowings interest expense	$(2,247)

(C)	Adjustment to premises and equipment and other non-interest expense
	To reflect an increase in depreciation expense resulting from fair value adjustments to premises and equipment and capital leases. Amortization based on an estimated average life of 20 years.	$8

	To reflect the amortization of acquired identifiable intangible assets using a 10-year amortization period and using the sum-of-the-years-digits method of amortization.	481

	Total adjustment to premises and equipment and other non-interest expense	$489

(D)	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments at statutory rate of 35%.	$1,944

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